As filed with the Securities and Exchange Commission on August 14, 2018

  Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYCLIKS INC.

 (Exact name of registrant as specified in its charter)

California	5961	82-3529395
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

8383 Wilshire Blvd., Suite 800, Beverly Hills, CA 90212

(323) 456-8770

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William B. Barnett

 23548 Calabasas Road, Suite 106, Calabasas, CA 91302
Phone: (818) 436-6410

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Barnett, Esq.

Barnett & Linn

23548 Calabasas Road, Suite 106, Calabasas, CA 91302

Tel (818) 436-6410

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)
Emerging growth company	☒

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price Per Unit	Amount of Registration fee (2)
Common Stock par value $0.001 per share	5,000,000	$1.00	$5,000,000	$622.50

(1)	To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(2)	The registration fee for securities is based on an estimate of the aggregate offering price of the securities, assuming the sale of the securities at the midpoint of the high and low anticipated offering prices set forth in the prospectus, and such estimate is solely for calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated August 14, 2018

MYCLIKS INC.

5,000,000 SHARES OF COMMON STOCK AT $1.00 PER SHARE

This prospectus relates to the offer and sale of a maximum of 5,000,000 shares of common stock, $0.001 par value (“Common Shares”) by Mycliks Inc., a California corporation (“we”, “us”, “our”, “Mycliks”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock. There is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $1.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund further development of the business. The Company has not made any arrangements to place funds received from share subscriptions in escrow, trust or similar account. Any funds raised from the offering will be immediately available to the Company for its immediate use.

There is no underwriter participation in the sale of the shares in this offering. The Company’s officers and directors will be solely responsible for selling shares in this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $1.00 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTCQB. We currently have no market maker who has agreed to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 before investing in our shares of common stock.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Net Proceeds to the Company (1)
Total	5,000,000	$1.00	0	$4,950,000

(1)       Before deducting estimated expenses of $50,000 payable by the Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2018.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements in order to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Mycliks” refer to Mycliks Inc. unless the context otherwise indicates.

We maintain our web site at www.mycliks.com, information on such web site is not considered a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Company Overview

Mycliks Inc. (“Mycliks” or the “Company”), was incorporated in California on October 25, 2017.

The Company owns and manages its e-commerce platform called “Mycliks.com” which is a marketplace for handmade/Vintage/Arts and women products. Mycliks.com strives to be a dedicated online e-commerce platform for craft men & women entrepreneurs connecting buyer & sellers globally.

Mycliks.com seeks to provide appealing customer service, high-quality content, more comprehensive selection, personalized services and competitive pricing to its customers and visitors. Mycliks.com will be a convenient shopping platform for the handmade lovers and a favorite platform for female shopper.

Mycliks.com was launched on March 12, 2018 and has since successfully registered 200 sellers with approximate of 15,000 various products through road shows and event engagements. We envision to build an innovative, technology-based platform to achieve the vision to a leading dedicated e-commerce provider for handmade & women products.

Mycliks.com also providing professional training and consultation services through its professional portal to educate the entrepreneurs on e-commerce strategies and ideas to grow their business by combining their existing business through e-commerce platforms.

The Company offers complete turnkey e-commerce solutions to small and medium enterprises by bundling the consulting, education and technology to enable E-commerce for their existing businesses.

Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal office is located at 8383 Wilshire Blvd., Suite 800, Beverly Hills, CA, 90212. Our telephone number is (323) 456-8770.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 25 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares in this offering and no commission will be paid on any sales.

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THE OFFERING

Securities offered:	5,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$1.00

Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 180 days.

Net proceeds to us:	$5,0000,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 15.

The market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over the Counter Bulletin Board and/or OTCQB. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	26,549,375

Shares outstanding after offering:	31,549,375*

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

*Assuming all 5,000,000 shares being offered are sold.

SUMMARY FINANCIAL INFORMATION

The following table provides summary financial statement data as of the fiscal year ended from October 25, 2017 (day of inception) to December 31, 2017 and for the three months ended March 31, 2018. The financial statement data as of the fiscal year ended from October 25, 2017 to December 31, 2017 has been derived from our audited financial statements and for the three months ended March 31, 2018, has been derived from our unaudited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Summary of Operations in U.S. Dollars

	From October 25, 2017 (Inception) to December 31, 2017	Three Months Ended March 31, 2018
		(Unaudited)
Revenues	$-	$33,365

Cost of revenue	-	-

Gross profit	-	33,365

Operating Expenses
Selling, general and administrative	26,719	53,006
Total Operating Expenses	26,719	53,006

Loss from operations	(26,719)	(19,641)

Net loss	$(26,719)	$(19,641)

Weighted average number of shares issued and outstanding	8,225,905	22,886,246

Loss per common share - basic and diluted	$(0.00)	$(0.00)

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Balance Sheet in U.S. Dollars		As of
		March 31, 2018	December 31, 2017
		(Unaudited)
Cash	$	109,262	$100
Total Current Assets		175,676	2,287
Total Assets		213,957	44,048
Total Current Liabilities		48,564	1,783
Total Liabilities		48,564	1,783
Subscriptions Receivable		(6,100)	(66,587)
Working Capital		127,112	504
Accumulated deficit		(46,360)	(26,719)
Total Stockholders' Equity		$165,393	$42,265

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to the Company

We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2017, we had cash in the amount of $100 and liabilities of $1,783. As of March 31, 2018, we have generated $33,365 in revenues and recorded a net loss of $19,641 for the three months period ending March 31, 2018. The proceeds of this offering may not be sufficient for us to achieve future profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on October 25, 2017 and to date, even though we have generated revenues, we are also involved in organizational activities, obtaining growth financing and developing our new technologies to meet the demand of our customers. Accordingly, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as an emerging and rapidly growing company which was formed to engage in the financial technology business is limited. As of December 31, 2017 and March 31, 2018, we had an accumulated deficit of $26,719 and $46,360, respectively.  There is a substantial risk that we will not be successful in our development and sales activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors have added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

Our business strategy may result in increased volatility of revenues and earnings resulting in uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the financial markets. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

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Because of the anticipated nature of the products and services that we will attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•       Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•       Our ability to source strong opportunities with sufficient risk adjusted returns.

•       Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing ecommerce marketplace.

•       The acceptance of the terms and conditions of our licenses and/or the acceptance of our commission and fees.

•       The amount and timing of operating and other costs and expenses.

•       The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

•       Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

•       Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

•       Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

•       Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small to medium size public and private companies like us that may result in price reductions in the products and services that we sell. For a number of reasons, we may be at a competitive disadvantage in obtaining the facilities, technologies, employees, financing and other resources required to provide these products and services demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance and shares of our products and services in the global market including but limited to North America, Europe and Asia. Should our target market not be as responsive to our products and services as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares by management and affiliated parties, and assuming all Shares offered are sold, represents approximately 37% of the issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract enough customers to operate profitably. If we do not make a profit, our financial conditions will be adversely affected.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected and will limit our ability to raise additional funding to increase our sales and marketing efforts.

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There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in our securities. Additional risks will likely be experienced that is not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

The Company may be unable to respond to the rapid technological change in its industry and such change may increase costs and competition that may adversely affect its business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products and services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of its products and services. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

The Company also expects that new competitors may introduce products, systems or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing products, systems and services that have greater functionality or are less costly than the Company’s products, systems and services, and may be more successful in marketing such products, systems and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing the software. These changes reduce the Company’s cost of providing services but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

Certain provisions of our Articles of Incorporation and Bylaws allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.

Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving Mycliks that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Danial Marnokaran Abdullah, our President and Chief Executive Officer, (“Mr. Danial”) is the holder of 1,000,000 shares of our Class A Convertible Preferred Stock. Under our articles of incorporation, each share of Class a Preferred Stock is entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Danial  has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving VRDT. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by VRDT.  In addition, the concentration of voting power in the hands of Mr. Danial could have the effect of delaying or preventing a change in control of VRDT, even if the change in control would benefit our stockholders and may adversely affect the market price of our common stock.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. To remedy this situation, we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities after completion of the Offering.

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We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will be able to generate any significant cash from our operating activities in the future. Deteriorating economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any debt financing or another financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

We will have broad discretion in using the net proceeds from this offering.

A substantial portion of the estimated net proceeds from this offering has been allocated to operational expenses. Accordingly, the Company will have broad discretion as to the application of such proceeds.  You will not have an opportunity to evaluate the economic, financial or other factors upon which we base our decision on how to use the net proceeds.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•       have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•       provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•       comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•       submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•       disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our software is highly complex and may contain undetected errors.

The company is consistently developing proprietary software which is highly complicated and may contain undetected errors or weakness, some of the "Bugs" may only be discovered upon the release of the codes, and in some cases, it may delay the release of such updates. Such delays or problems could impact the Company’s ability to generate revenue or could negatively affect any contractual relationships with users of the software and our reputation, which could adversely affect the growth of our prospects and business.

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Mycliks.com is subject to condition and provision of open source licenses as our platform integrates with open source software.

We integrated open source software into our marketplace which covered by open source license. We practice open source licenses to operate our projects and foresee practice the same in the future. The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that the licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our marketplace. Under specific open source licenses, we could be required to publicly release the source code of our software or to make our software available under open source licenses. To avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software. Also, use of open source software can lead to more significant risks than use of third-party commercial software because open source licensors do not provide warranties or controls on the origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Additionally, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights in such software source code may be limited or lost entirely, and we will be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage and, if not addressed, could adversely affect our business, financial condition and results of operations.

Our business and our members may be subject to sales and other taxes.

The application of indirect taxes, such as sales and use tax, value-added tax, or VAT, custom duties, provincial taxes, goods and services tax, business tax and gross receipt tax, to businesses like ours and our members is a complex and evolving issue. For example, as of January 1, 2015, the European Union imposed an obligation on marketplaces to collect and remit VAT on sales of automatically-downloaded digital items, and we are in the process of implementing such collection and remittance procedures. Significant judgment is required to evaluate applicable tax obligations, and as a result, amounts recorded are estimates and could change. In many cases, the ultimate tax determination is uncertain because it is not clear how existing statutes apply to our business or Mycliks sellers’ businesses. One or more states, the federal government or other countries may seek to impose additional reporting, record-keeping or indirect tax collection obligations on companies like ours that facilitate online commerce. For example, "Marketplace Fairness Act of 2013” which grant states the authority to require online merchants to collect sales tax on online sales at the time of a completed transaction. New taxes could also need Mycliks sellers or us to incur substantial costs to capture data and collect and remit taxes. If such obligations were imposed, the additional costs associated with tax collection, remittance and audit requirements could make selling in our marketplace less attractive and costlier for Mycliks sellers, which could adversely affect our business.

Mycliks.com users may experience system failures or denial of service from time to time.

A vital element of the Company's strategy is to generate a high volume of traffic on, and use of, its website. Accordingly, the satisfactory performance, reliability and availability of the Company's website, transaction-processing systems and network infrastructure are critical to the Company's reputation and its ability to attract and retain customers and maintain adequate customer service levels. The Company's revenues depend on the number of visitors who shop on Mycliks.com and the volume of orders it fulfills. Any system interruptions that result in the unavailability of mycliks.com or reduced order performance would reduce the number of goods sold and the attractiveness of Mycliks.com product and service offerings. Any substantial increase in the amount of traffic on Mycliks.com or the number of orders placed by customers will require the Company to expand and upgrade further its technology, transaction-processing systems and network infrastructure. There can be no assurance that the Company will be able to project the rate or accurately the timing of increases, if any, in the use of Mycliks.com or timely expand and upgrade its systems and infrastructure to accommodate such increases.

The Company uses an internally developed system for its marketplace, search engine and substantially all aspects of transaction processing, including order management, cash and credit card processing, purchasing, inventory management and shipping. The system is not integrated with the remainder of the Company's accounting and financial systems. This may make it difficult for management to obtain accurate financial statements and reporting information on a timely basis. On an ongoing basis, the Company upgrades and expands its systems and, in the future, intends to upgrade further and expand its transaction-processing systems and to integrate newly developed and purchased modules with its existing systems to improve its accounting, control and reporting methods and support increased transaction volume. The Company's inability to add additional software and hardware or to develop and upgrade further its existing technology, transaction-processing systems or network infrastructure to accommodate increased traffic on its marketplace or increased sales volume through its transaction-processing systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, and delays in reporting accurate financial information. In addition, although the Company works to prevent unauthorized access to Company data, it is impossible to completely eliminate this risk. There can be no assurance that the Company will be able in a timely manner to effectively upgrade and expand its transaction-processing systems or to integrate smoothly any newly developed or purchased modules with its existing systems. Any inability to do so would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

Our customers may experience system or transaction interruptions due to our single sign on order interface

The Company's success, in particular, its ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Substantially all of the Company's computer and communications hardware is located at a single leased facility in Kuala Lumpur, Malaysia. The Company's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. The Company does not presently have redundant systems or a formal disaster recovery plan and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. The occurrence of any of the other risks could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

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We are subject to online security risks and potential loss of customer’s personal data

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capabilities, discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's reputation, business, prospects, financial condition and results of operations. A party who can circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to invest significant capital and other resources to protect against such security breaches or to alleviate problems caused by such violations. Concerns over the security of transactions conducted on the internet and other online services and the privacy of users may also inhibit the growth of the internet and other online services generally, and the web in particular, primarily as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

Our business depends largely on our key personal and we may be unable to hire additional key personnel for operational needs of the business.

The Company's performance is substantially dependent on the continued services and the performance of its senior management and other key personnel, notably Mr. Danial, its President and Chief Executive Officer. The Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company does not have long-term employment agreements with any of its key personnel and maintains no "key person" life insurance policies. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain sufficiently qualified staff successfully. In particular, the Company has encountered difficulties in attracting a sufficient number of skilled software developers for its platform and transaction-processing systems, and there can be no assurance that the Company will be able to retain and attract such developers. The failure to maintain and attract the necessary technical, managerial, procurement, marketing and customer service personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

We may be subject to new and additional government regulations and legal uncertainties.

The Company is not currently subject to direct regulation by any domestic or foreign regulatory agencies, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the internet or other online services, which could, in turn, reduce the demand for the Company's products and services and increase the Company's cost of doing business, or otherwise have an adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

Mr. Danial and entire management team, who are officers and directors of the Company, reside outside of the United States and it may be difficult for investors to effect service of process within the United States or enforce personal judgments obtained in the United States.

Mr. Danial and entire management team, who are officers and directors of the Company, each reside in Malaysia and it may be difficult for investors to effect service of process within the United States upon Mr. Danial or any other officer or director or to enforce personal judgments obtained in United States courts predicated upon the liability provisions of the United States securities laws against Mr. Danial or any other officer of the company.

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RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 5,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 5,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there are no minimum proceeds the Company can receive from its offering of 5,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful in obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market for our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock will be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities may be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. To approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to can evaluate the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. The disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock. As of the date of this prospectus, the Company had 26,549,375 shares of common stock outstanding. Accordingly, we may issue up to an additional 43,450,625 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees about the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. To comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that approximately $30,000 for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined now and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to stockholders. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $5,000,000 as anticipated.

	One-third of shares sold	Two-thirds of shares sold	Hundred (100%) percent of shares sold
Gross proceeds from the offering (1)	$1,666,6667	$3,333,334	$5,000,000
Costs of Offering	50,000	50,000	50,000
Ecommerce System Development & Hosting	$416,668	833,333	$1,250,000
Operational Expenses	$433,334	$1,066,667	$2,000,000
Supplier Recruitment & Engagement (2)	$133,334	$266,667	$800,000
Marketing & Advertising	$300,000	$600,000	$900,000

The amounts actually spent for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary with business progress and development efforts, general business conditions and market reception. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs. An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing.

If insufficient funds are raised we plan to use cash on hand, or if necessary, borrow funds from our management.

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(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

(2) These are activities carried out by the Company to recruit suppliers or sellers as well as train and educate sellers on new processes or technologies on periodical basis.

DETERMINATION OF THE OFFERING PRICE

There is no public market for the Company’s common stock and the $1.00 price at which the Shares are being offered has been arbitrarily determined by the Company. The price may not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Mycliks presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s founder and Non-Affiliate parties totaling 6,500,000 and 1,300,000 shares respectively at $0.001 per share for an aggregate proceeds of $7,800 in cash, 4,500,000 shares issued to the relatives of our directors and officers at $0.01 per share for total proceeds of $45,000, 4,808,600 shares sold to Non-Affiliate investors at $0.01 per share respectively for a total proceeds of $ 48,086, 44,000 shares issued to Non Affiliates respectively at $0.50 per share for total proceeds of $22,000 versus the current offering price of $1.00 per share.

The Company’s net tangible book value on March 31, 2018 was $165,393 or approximately $0.0062 per share, based upon 26,549,375 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $5,000,000, the net tangible book value of the 31,549,375 shares to be outstanding will be $5,165,393, or approximately $0.1637 per share.

DILUTION TABLE

The price of the current offering is fixed at $1.00 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception on October 25, 2017.

On November 2 and December 29, 2017, the Company issued 6,500,000 shares and 6,248,450 shares of restricted common stock to the Founder/President of the Company at par value of $0.001 per share and at $0.01 per share, respectively, for repayment of $68,985 of advances made by the Founder/President for the Company’s expenditures.

On November 2, 2017, the Company issued 1,300,000 shares of restricted common stock to third party consultants and a software vendor at par value of $0.001 per share for a total of $1,300.

On December 29, 2017, the Company issued 1,800,000 shares of restricted common stock to our director/Chief Financial Officer at $0.01 per share for cash proceeds of $18,000. In addition, the Company issued 4,728,700 shares of restricted common shares at $0.01 per share to 23 individuals for gross proceeds of $47,287.

On January 31, 2018, the Company issued to 21 investors 2,279,900 shares of common stock at $0.01 per share for total gross proceeds of $22,799.

On March 11, 2018, the Company issued to our President 3,148,325 shares of common stock at $0.01 per share for repayment of $31,483 of additional advances made by our President for the Company’s expenditures. The Company also issued to an investor on the same day 500,000 shares of common stock at $0.01 per share and received gross proceeds of $5,000.

On March 21, 2018, the Company issued to an investor 10,000 shares of common stock at $0.50 per share and received gross proceeds of $5,000.

On March 24, 2018, the Company issued 34,000 shares of restricted common stocks at $0.50 per share to an investor for gross proceeds of $17,000.

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Assuming completion of the offering, there will be up to 31,549,375 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity as of March 31, 2018.

Percentage of funding	100%	75%	50%	25%
Offering price per common share	$1.00	$1.00	$1.00	$1.00
Common shares after offering	31,549,375	30,299,375	29,049,375	27,799,375
Amount of new funding	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Book value of before offering (per common share)	$0.0062	$0.0062	$0.0062	$0.0062
Book value after offering (per common share)	$0.1637	$0.1292	$0.0918	$0.0509
Net increase per common share	$0.1575	$0.1230	$0.0855	$0.0447
Dilution to investors	$0.8415	$0.8762	$0.9139	$0.9550
Dilution as a percentage	$84.15%	$87.62%	$91.39%	$95.50%

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price per share	Shares held	Total Percentage ownership	Consideration paid
Affiliate Stockholders	$0.001	6,500,000	20.60%	$6,500
Affiliate Stockholders	$0.01	14,896,775	47.22%	$148,968
Non-Affiliate Stockholders	$0.001	1,300,000	4.12%	$1,300
Non-Affiliate Stockholders	$0.01	3,808,600	12.07%	$38,086
Non-Affiliate Stockholders	$0.50	44,000	0.14%	$22,000
Investors in this Offering	$1.00	5,000,000	15.85%	$5,000,000
		31,549,375	100.00%	$5,216,854

DESCRIPTION OF SECURITIES

GENERAL

The Company is authorized to issue two Classes of shares of stock. The total number of shares, which the Company is authorized to issue, is seventy-five million (75,000,000) shares, consisting of seventy million (70,000,000) shares of Common Stock, $0.001 par value and five million (5,000,000) shares of preferred stock, $0.001 par value. As of March 31, 2018, there were 26,549,375 shares of our common stock issued and outstanding that were held by 53 stockholders of record, and 1,000,000 shares of preferred stock issued and outstanding held by Mr. Danial, the President and CEO of the Company.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by California law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

PREFERRED STOCK

Preferred Stock in General

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Currently there are 1,000,000 shares of Preferred Stock issued and outstanding.

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Series A Preferred Stock

Shares of our Series A Preferred Stock do not rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock.

Holders of Series A Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate Series, is required for Mycliks to do any of the following:

●       amend, alter or repeal any of the preferences or rights of the Series A Preferred Stock;

●       authorize any reclassification of the Series A Preferred Stock;

●       increase the authorized number of shares of the Series A Preferred Stock; or

●       create any Series or series of shares ranking prior to the Series A Preferred Stock as to dividends or upon liquidation.

Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a conversion rate of one (1) share of common stock for each one (1) share of Series A Preferred Stock.

The shares of Series A Preferred Stock are not entitled to preemptive rights nor are they redeemable by the Company. As of the date of this prospectus, the total issued and outstanding preferred stock of 1,000,000 shares is owned by and Mr. Abdullah, our CEO/President.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 26,549,375 shares of common stock were issued to officers, directors and to consultants and investors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

We have 26,549,375 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.  Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and/or directors are, nor have they been within the past 12 months, a broker or dealer, and they are not, nor had he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. To be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

To comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $1.00 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days. At the discretion of our board of directors, we may discontinue the offering before the expiration of the 180-days period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF BUSINESS

The Company was incorporated on October 25, 2017, as VRDT Holdings Inc, under the laws of State of California. On August 8, 2018 the Company changed its name to Mycliks Inc. The Company is formed to develop, market and operate e-commerce Marketplace platforms in the United States and globally.  The Company has developed its proprietary Marketplace platform, and in addition to commercializing for its use, it offers the platform to small and medium companies, rural entrepreneurs and indigenous entrepreneurs to migrate from conventional business to e-commerce.

The Company

History

The Company was incorporated in California on October 25, 2017 under the name VRDT Holdings Inc. and changed its name to Mycliks Inc. on August 8, 2018.

Business

The Company owns and manages its e-commerce platform called “Mycliks.com” which is a marketplace for handmade/Vintage/Arts and women products.Mycliks.com strives to be a dedicated online e-commerce platform for craft men & women entrepreneurs connecting buyer & sellers globally.

The Company seeks to offer the customers an authoritative selection of millions of handicrafts, arts, and vintage and women products from the global market. Mycliks.com has a grander vision to be a preeminent position among E-commerce Marketplace providers.

Customers can conduct targeted searches, browse from among highlighted selections, bestsellers, Hot sale and other features, read and post reviews, register for personalized services, participate in promotions and check order status. Customers click on a button to "add cart" to their virtual shopping baskets. Customers can add and subtract products from their shopping baskets as they browse, before making a final purchase decision, just as in a physical store. To execute orders, customers click on the buy button and are prompted to supply shipping and credit card details. Customers will be offered a variety of delivery services, including overnight and various international shipping options, as well as gift-wrapping.

Mycliks.com was founded to capitalize on the opportunity for online handicraft & women products shopping. The Company's products focus will also be on artisanal, vintage objects and women’s products. The Company engages in the B2C (business to customer) module. Mycliks.com intends to use technology to deliver an outstanding service offering and to achieve the significant economies inherent in the online marketplace model. The Company's strategy is to build strong brand recognition, customer loyalty and seller relationships with a goal to achieving profitability given the Company's planned investment levels depends upon the Company's ability to generate and sustain substantially increased revenue levels.

Mycliks.com also providing professional training and consultation services through its professional portal to educate the entrepreneurs on e-commerce strategies and ideas to grow their business by combining their existing business through e-commerce platforms. The Company offers complete turnkey e-commerce solutions to small and medium enterprises by bundling the consulting, education and technology to enable E-commerce for their existing businesses.

The Business & Business Plan

Background

The Company has recently started operations by launching “Mycliks.com” marketplace, and it has achieved minimal revenues from subscriptions and commissions of “Mycliks”. The company has generated revenues from Mycliks.com’s road show’s direct sales and consulting services. While the Company revenues are growing slowly the company is expected to experience losses in the near term.

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Business Plan

The Company is headquartered in Beverly Hills, California and it was incorporated in California on October 25, 2017. The Company has established operational office in Kuala Lumpur, Malaysia where the technology development, logistics and operational support is provided from this office.

Mycliks was formed to develop, market and operate e-commerce Marketplace platforms in the United States and globally.  The Company has developed its proprietary Marketplace platform, and in addition to commercializing for its use, it offers the platform to small and medium companies, rural entrepreneurs to migrate from conventional business to e-commerce, artists, crafters of handmade items or collectors of vintage products and women entrepreneurs.

Project Milestones

The Company has a five-year plan that expecting to propel this venture into lasting success. The details and projected milestones are listed below:

•  Completion of Mycliks E-commerce Infrastructure: This has been completed at the end of December 2017. The core e-commerce is developed in-house and is proprietary to VRDT.  The company is expanding its mobile applications in Android and IOS platforms to enable technology and mobility at the same time. This is essential for the business module that the company has adopted with the vision of empowering technology for businesses globally.

•  The launch of Mycliks.com marketplace February 12, 2018: It has registered 200 sellers with approximately 2000 various handmade products as of March 31, 2018. Mycliks.com is a marketplace to enable people to connect each other globally online to sell and buy handmade and women’s products.

The launch of Professional Portal & E-commerce Solutions: The Company schedules road shows and in-house hands-on workshops in rural areas with a goal to seek and recruit the rural handicraft & indigenous Entrepreneurs and women entrepreneurs to guide and educate them to align their current businesses with e-commerce platforms.  The consulting services were launched successfully in February 2018 and began its road shows in rural areas.

The Company will focus to penetrate South East Asia as the key markets for next three years to establish and develop a brand in e-commerce solutions and e-marketplaces. Mycliks shall continue to employ technology in new geographical markets and niche segments in between five years from now.

Products/Services

Mycliks has developed with the vision of enabling technology for crafters of handmade, artist, rural, indigenous, women entrepreneurs and businesses around the world.  The Company aims to be the complete e-commerce solution provider for handicraft, indigenous and rural entrepreneurs.  To achieve its vision and positioning statement the Company offers the following products and services.

•  E-commerce Technology Platform and Mobile Applications: The Company has placed extensive effort and investments in developing its e-commerce platform instead of using or purchasing a shelf e-commerce platform. While this requires an initial investment as well as ongoing investment, this is critical to Mycliks’ vision and business model since the company envisions enabling technology and becoming complete e-commerce solutions to small and medium businesses, indigenous and rural entrepreneurs. In addition to the e-commerce platform, the company has partnered with established mobile application providers to offer e-commerce on mobile applications in Android and IOS platforms.  The Company is developing its mobile apps for its own and customer’s use and is now able to bundle e-commerce and mobile commerce for its customers.

•  E-commerce Solution Services: The Company provides complete turnkey e-commerce solutions to small and medium enterprises by bundling the consulting, education and technology to enable e-commerce for their existing businesses. The Company believes that this shall be a growing aspect of its business since almost eight of ten firms are not e-commerce or mobile commerce enables.

Future Business Applications

Mycliks envisions a world and marketplace e-commerce and mobile commerce-enabled where the majority of shopping would be done from mobiles and computers to consumers. The company believes that the future belongs to e-commerce and to achieve this, the company shall focus on two fundamental business units namely:

•  Business-to-Business (B2B): Solutions to educate and empower businesses to go fully or partially online or mobile.  Hence the current business model shall continue to offer e-commerce solutions, education services and consulting services to the small and medium companies.

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•  Craft Supply: Mycliks anticipated developing a craft supply division to enable the creators, businesses or manufacture to supply materials to Mycliks.com’s sellers and community. Through the initiative, Mycliks.com is expected to increase the quality of offering, and service enhancement to its registered member or community as value added service.

Business Strategy

The Company believes that offering its customers and sellers alluring services and output is an imperative component of our business strategy. The Company may in the future expand or increase the discounts it provides to its customers and may otherwise alter its pricing structures and policies by its growth and needs. The Company's objective is to be one of the leading online marketplaces for handicraft and women’s products and consultant. The Company plans to attain this goal through the following key strategies:

Marketing. It consists primarily of advertising, public relations and promotions. The Company intends to pursue an aggressive branding and marketing campaign and therefore expects marketing and sales expenses to increase significantly during year one of operations.

Create Customer Loyalty by Delivering a Compelling Value Proposition.  The Company's goal is to be the authoritative source for handicrafts vintage and women’s products by delivering to its customers the benefits of online commerce and by maintaining relentless customer focus. Mycliks.com strives to offer its customers compelling value through the innovative use of technology, broad selection, high-quality content, a high level of customer service, competitive pricing and personalized services.

Build Strong Brand Recognition. Mycliks.com envisioned to be one of the leading brand names in online commerce and believes that it is benefiting from first-mover advantages and momentum. The Company's strategy is to promote, advertise and increase its brand equity and visibility through excellent service and a variety of marketing and promotional techniques, including advertising on leading Web sites and other media, conducting an ongoing public relations campaign and developing business alliances and partnerships.

Create a Superior Economic Model. Because it is not burdened by the costs or legacy of a physical store network and related personnel, the Company believes it has an inherent economic advantage relative to traditional retailers. The Company's goal is to capitalize on this advantage by aggressively driving revenue growth to achieve economies of scale and by incorporating technological advances throughout its business.

Maintain Technology Focus and Expertise.  A state-of-the-art interactive commerce platform is necessary to enhance the Mycliks.com service offering, leverage the unique characteristics of online retailing, and enable a superior economic model. Mycliks.com's internal development group will continue to expend substantial efforts developing, acquiring and implementing technology-driven enhancements to its Web site and transaction-processing systems. Among other technology objectives, the Company intends to provide increasingly valuable personalized service programs, make the user interface as intuitive, engaging and fast as possible and continuously improve the efficiency of its fulfillment activities.

Build Strong Supplier Relationships.  The Company views its seller's and supplier's as a client and seeks to utilize the substantial structural advantages inherent in its business model to build strong relationships with them. Mycliks.com's developing an inventory management practices result in many fewer returns that are traditional in the industry. In addition, the demographic and purchasing data accumulated by the Company will enable it to help publishers target customers for particular product offerings. Through targeted marketing and virtually unlimited online shelf space, the Company can offer seller's enhanced promotional opportunities to drive new buyers, customers.

 Attract and Retain remarkable Employees.  The Company believes that versatile and experienced employees, management and directors provide significant advantages in the rapidly evolving market in which it competes. The Company is devoted to spending substantial efforts to building a talented employee base and to attracting an experienced management team with a track record in large and fast-growing organizations.

Pursue Incremental Revenue Opportunities.  The Company intends to leverage its brand, online commerce experience, operating infrastructure and customer base to broaden its presence and develop additional revenue opportunities. For example, the Company's seeking to work collaboratively with owners of other Web sites, and the Company believes that it can further expand its reach through alliances with other Web sites, online service providers and other relationships. Besides, the Company will consider developing incremental revenue opportunities through affiliated or related sites, related product areas, geographic expansion or acquisition of complementary businesses, products or technologies. Finally, the Company's customer demographics and substantial site traffic create a meaningful opportunity for advertising sales in the future.

Subsidiaries of the Company

The Company has no subsidiaries as of the date of this prospectus.

MARKETING AND SALES

The Company recognizes that maintaining a well-regarded brand is essential to propagating a strong standing in the ecommerce industry. The Company's goal is to be the comprehensive, authentic source for handmade and women’s products. Mycliks.com's marketing strategy is designed to strengthen the Mycliks.com brand name; increase customer traffic to the Mycliks.com Marketplace hence will build strong customer loyalty, maximize repeat purchases and develop incremental revenue opportunities. Moving forward, Mycliks will strive to meet the following objectives:

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Objectives

•       To be a dedicated e-commerce platform for handmade and women’s products.

•       To build brand loyalty amongst lovers of handmade products

•       To offer a progressive face to face and -learning platform that all small and medium companies who would want to benefit from ecommerce channel.

•       To operate the most seamless and technological advanced ecommerce platform in the industry

Marketing will be mainly implemented through building partnerships, social media, associate programs, direct sales, online marketing and word of mouth.

Networking

●       Networking with government agencies that are entrusted to develop and market handmade products and recommend producers to list on our market place.

●       Attending relevant tradeshows, conferences and seminars

●       Seeking out referrals from current customer base as well as producers who are listed on our marketplace.

Direct Sales

●       Utilize a permanent sales people to call on potential producers of handmade products.

●       Offer direct mail postcards

●       Sponsor compatible tradesman organizations, resources and programs

●       Develop newsworthy content for PR campaigns

Social Media and Online Marketing

●       Maintain a presence on strong presence social networking sites such as LinkedIn and Facebook.

●       Develop a strong, reputable website that is optimized for Google Search

●       Initiate online marketing campaigns for our mobile platform

●       Offer viral mobile referral programs to get producers and consumers of our handmade product to download the Mycliks applications

Mycliks.com intends to build customer loyalty by creatively applying Technology to deliver personalized programs and service, as well as creative and flexible merchandising. The Company will be able to provide increasingly targeted and customized services by using the extensive customer preference and behavioral data obtained as a result of its online experience and market share. The Internet allows rapid and effective experimentation and analysis, instant user feedback and efficient "redecorating of the platform for every customer," all of which the Company intends to incorporate in its merchandising. By offering customers a compelling and customized value proposition, the Company seeks to increase the number of visitors that make a purchase, to encourage repeat visits and purchases and to extend customer retention. Loyal, satisfied customers also generate word-of-mouth advertising and awareness and can reach thousands of other customers and potential customers because of the reach of online communication.

The Company will employ a variety of media, program and product development, business development and promotional activities to achieve these goals. Online Service and Internet Advertising:  The Company is considering placing advertisements on various high-profile and high-traffic conduit Web sites, including CNET, Yahoo!, PointCast, Excite, Lycos, Quote.com and CNN. These advertisements usually take the form of banners that encourage readers to click through directly to the Mycliks.com marketplace.

Finally, The Company might send gifts to its customer base in the future. These activities are designed to increase customer loyalty and provide customers with a continuing reminder of the Mycliks.com brand and Web site.

INDUSTRY AND COMPETITIVE ANALYSIS

The online commerce market, particularly over the Internet is rapidly evolving and intensely competitive, which competition the Company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost.  The Company currently or potentially competes with a variety of other companies. These competitors include (i) various online marketplace for handmade products such as Etsy, DaWanda, shop handmade, Baroqoo and other small E-commerce, (ii) A number of indirect competitors that specialize in online commerce or derive a substantial portion of their revenues from online E-Commerce, including Bonanza, Zibbet and iCraft with significant brand awareness, sales volume and customer bases.  Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

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The Company believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. Besides, online retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as the use of the Internet and other online services increases. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote more significant resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to the Website and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make specific pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. For example, client-agent applications that select specific titles from a variety of Web sites may channel customers to marketplace's that compete with the Company. In addition, companies that control access to transactions through network access or Web browsers could promote the Company's competitors or charge the Company a substantial fee for inclusion.

EMPLOYEES

As of March 31, 2018, The Company employed 3 employees that perform a number of functions. The Company also engages independent contractors and other freelance employees in its operations, finance and administration departments. None of the Company's employees is represented by a labor union, and the Company considers its employee relations to be good. Competition for qualified personnel in the Company's industry is intense, particularly among software development and other technical staff. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel.

The 3 employees are distributed as explained in the table below:

Functions	Headcount
Chief Executive Officer, President	1
Chief Financial Officer	1
Administration & Secretariat	1

OFFICES

The Company has its headquarters at 8383 Wilshire Blvd, Suite 800 Beverly Hills, California 90212. On November 10, 2017, the Company executed an operating lease agreement for its office with the lease commencing November 10, 2017 and terminating on November 30, 2018. The Company agreed to pay a monthly rent of $206 and paid a security deposit of $206 on November 10, 2017 upon the execution of the lease.

The Company also has an office located at Unit M17, Level 15 Wisma Mont’Kiara No 1 Jalan Kiara, Mont Kiara 50480 Kuala Lumpur, Malaysia. On November 18, 2017, the Company executed an operating lease agreement for its office with the lease commencing November 18, 2017 and terminating on November 30, 2018. The Company agreed to pay a monthly rent of $1,096 and paid a security deposit of $1,981 on November 20, 2017 upon the execution of the lease.

LEGAL PROCEEDINGS

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expense as incurred.

The Company currently is not involved in any litigation.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now, and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 26,549,375 shares of our common stock issued and outstanding held by 53 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer, and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which is not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we may not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

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We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

PLAN OF OPERATIONS

Since October 25, 2017 (Inception Date), the Company has incurred significant losses, and as of March 31, 2018, had an accumulated deficit of $46,360. The Company believes that its success will depend in large part on its ability to (i) extend its brand position, (ii) provide its customers with outstanding value and exceptional shopping experience, and (iii) achieve sufficient sales volume to realize economies of scale. Accordingly, the Company intends to invest heavily in marketing and promotion, site development and technology and operating infrastructure development. The Company also expects to offer attractive pricing programs, which will reduce its gross margins. The Company has relatively low product gross margins, achieving profitability given planned investment levels depends upon the Company's ability to generate and sustain substantially increased revenue levels. Given the rapidly evolving nature of the Company's business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company expects to use a portion of the net proceeds of this offering to fund its operating losses. If such net proceeds, together with cash generated by operations, are insufficient to support future operating losses, the Company may be required to raise additional funds. There can be no assurance that such financing will be available in amounts or on terms acceptable to the Company, if at all.

As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to forecast its revenues accurately. The Company's current and future expense levels are mainly based on its investment plans and estimates of future revenues and are to no small extent fixed. Sales and operating results depend on the volume of, the timing of and ability to fulfill orders received, which are difficult to forecast. The Company may be unable to adjust spending promptly to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues concerning the Company's planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make sure pricing, service or marketing decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations.

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include (i) the Company's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction, (ii) the Company's ability to manage inventory and fulfillment operations and maintain gross margins, (iii) the announcement or introduction of new sites, services and products by the Company and its competitors, (iv) price competition or higher wholesale prices in the industry, (v) the level of use of the Internet and online services and increasing consumer acceptance of the Internet and other online services for the purchase of consumer products such as those offered by the Company, (vi) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (vii) the level of traffic on the Company's Website, (viii) technical difficulties, system downtime or Internet brownouts, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (x) governmental regulation, and (xi) general economic conditions and economic conditions specific to the Internet, online commerce and the handicraft industry

The Company expects that it will experience seasonality in its business, reflecting a combination of seasonal fluctuations in Internet usage and traditional retail seasonality patterns. Internet usage and the rate of Internet growth may be expected to decline during the summer.

 Due to the above factors, in one or more future quarters the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Common Stock would likely be materially adversely affected.

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SEC FILING PLAN

We intend to become a reporting company in 2018 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis. In the next twelve months, we anticipate spending approximately $30,000 costs in connection with our SEC filings.

RESULTS OF OPERATIONS

From October 25, 2017 (Inception Date) to December 31, 2017

The Company has incurred significant losses and as of December 31, 2017, had an accumulated deficit of $26,719 and stockholders’ equity a total of $42,265. The operating expenses categories increased in absolute dollars reflecting increased spending on developing, delivering, and supporting the Company's business and Mycliks.com Platform.

Three Months ended March 31, 2018

Revenues and Operating Expenses

The Company recorded net revenues of $33,365 for the three months ended March 31, 2018, as a result of earning commissions on selling its products through direct sales and offering consulting services.

Operating Expenses

Operating expenses consisted of advertising and marketing expense, amortization of software cost and general and administrative expenses.

Advertising and marketing expenses for the three months ended March 31, 2018 were $14,756.  The expenses were primarily attributable to the Company engaging media consultants to market its products and spending resources in printing articles in magazines displaying its products, and issuing press releases to create market awareness of its products.

Amortization of software cost was $3,480 for the three months ended March 31, 2018. The Company is amortizing the third party acquired software acquisition costs over a three-year period from the date software placed in service in January 2018.

General and administrative expenses for the three months ended March 31, 2018 were $34,770. General and administrative expenses were primarily due to the Company engaging professional consultants to write its business plans and provide consulting services, auditor’s fees, rent expense relating to office facilities, and travel expenses.

As a result of the foregoing, the Company recorded a net loss of $19,641 for the three months ended March 31, 2018.

The Company believes that its success will depend in large part on its ability to (i) extend its brand position, (ii) provide its customers with outstanding value and superior shopping experience, and (iii) achieve sufficient sales volume to realize economies of scale. Accordingly, the Company intends to invest heavily in marketing and promotion, site development and technology and operating infrastructure development. The Company also expects to offer attractive pricing programs, which will reduce its gross margins. As a result, the Company believes that it will incur substantial operating losses for the foreseeable future and that the rate at which such losses will be incurred will increase significantly from current levels.

The Company's current and future expense levels are mainly based on its investment plans and estimates of future revenues and are to no small extent fixed. Sales and operating results depend on the volume of, the timing of and ability to fulfill orders received, which are difficult to forecast. The Company may be unable to adjust spending promptly to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues concerning the Company's planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make specific pricing, service or marketing decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018, the Company’s cash and cash equivalents were $109,262. As of that date, the Company's principal commitments consisted of obligations outstanding under operating leases. Although the Company has no material commitments for capital expenditures, it anticipates a substantial increase in its capital expenditures and lease commitments consistent with expected growth in operations, infrastructure and personnel. The Company may establish additional warehouse locations, which will require it to commit to further lease obligations and stock inventories and to purchase equipment and install leasehold improvements. In the future, the Company may support a more substantial merchandise inventory to provide better availability to customers and achieve purchasing efficiencies. The Company believes that the net proceeds from this offering, together with its current cash and cash equivalents, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least 12 months. If money generated from operations is insufficient to satisfy the Company's liquidity requirements, the Company may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in further dilution to the Company's stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all.

26

If the Company were unable to develop and maintain relationships with its seller's and member's that would allow it to obtain sufficient quantities of handicraft products on acceptable commercial terms, its business, prospects, financial condition and results of operations would be materially adversely affected.

CASH FLOWS

Net cash flows from cash used in operating activities for the three months ended March 31, 2018 was $32,607, attributable to a net loss of $19,641, amortization of software costs of $3,480 and a net change of $16,446 in operating assets primarily due to increase in accounts receivable, accounts payable and accrued expenses.

Net cash flows from cash used in operating activities for the period October 25, 2017 (Inception date) to December 31, 2017 was $28,124 attributable to net loss of $26,719 and a net decrease in operating assets and liabilities of $1,405 primarily due to increase in prepaid deposits and increase in accrued expenses.

Net cash flows from cash used in investing activities for the three months ended March 31, 2018 were $0.

Net cash flows from cash used in investing activities for the period October 25, 2017 (Inception date) to December 31, 2017 was $41,761 due to the cash paid for purchase of customized software to conduct Company’s business.

Net cash flows provided by financing activities for the three months ended March 31, 2018 was $141,769, primarily due to cash received from investors for sale of common stock of $44,799, expenses of the Company paid by Founder/Officer and contributed as capital of $31,483, and cash received from stock subscriptions of $65,487.

Net cash flows from cash provided by financing activities for the period October 25, 2017 (Inception Date) to December 31, 2017 was $69,985 primarily due to the cash received from the issuance of common shares for expenditures advanced by Founder/Officer , and a loan of $1,000 advanced by the officer to the Company.

As a result of the activities described above, we recorded a net increase of cash of $109,162 for the three months ended March 31, 2018 and a net increase of cash of $100 for the period October 25, 2017 (Inception Date) to December 31, 2017.

GOING CONCERN CONSIDERATION

We have not generated significant revenues since inception to March 31, 2018.  As of March 31, 2018, the Company had an accumulated deficit of $46,360. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from October 25, 2017 (Inception Date) to December 31, 2017 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
Danial Marnokaran Abdullah	30	President and Chief Executive Officer
Thaewendran Marnokaran	27	Chief Financial Officer
Rajiv Pushpanathan	32	Secretary

Directors serve until the next annual meeting and until their successors are elected and qualified.  Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Danial MA – President and Chief Executive Officer

Mr. Danial MA is the President and Chief Executive officer of Mycliks Inc. He is an experienced Malaysian entrepreneur.

Mr. Danial oversees the Company’s corporate planning, control, investor relation facilities and operational matters. Before forming Mycliks Inc., Mr. Danial served as the Chief Executive Officer of RD Group of companies engaged in the consumer industry in South East Asia. Mr. Danial brings more than ten years of entrepreneurial experience of retail, trading and distribution of consumer products in South East Asia.

Mr. Danial is a high school leaner and obtained field experiences through his long professional journey. He is a highly experienced operations executive who has demonstrated the ability to lead diverse teams of professionals to new levels of success in a variety of competitive industries and fast-paced environments. He has a strong field experience and business qualifications with an impressive track record of more than ten years of hands-on experience in strategic planning, business unit development, project and product management strategies. Mycliks.com is the brainchild of Mr. Danial envisioned to empower the handmade and women entrepreneurs globally through its offering and features.

Mr. Danial has been recognized as one of the most influential young entrepreneurs in Malaysia through an award by the Ministry of Trade and industry in 2017 (Most Influence Young Entrepreneurs).

Mr. Thaewendran Marnokaran – Chief Financial Officer

Mr. Thaewendran Marnokaran is the Chief Financial Officer of Mycliks Inc., graduated from the University of Multimedia Malaysia with a Bachelors degree of Finance (Honors).

Prior to joining Mycliks Inc., Mr. Thaewendran served as the Finance Manager of Symphony Groups for two years. While at Symphony Group he led efforts that strengthened operating efficiency and helped the company through a transformative period and a return growth. He brings more than two years of financial experience to Mycliks. He also has an executive responsibility for the internal audit, investor relations and sales. Since joining Mycliks, his responsibility is increasing including assisting the Chief Executive Officer on finance and internal audit matters.

Mr. Rajiv Pushpanathan – Secretary

Mr. Rajiv Pushpanathan is the Secretary of Mycliks Inc. He graduated from Kuala Lumpur Infrastructure University, Malaysia with a Bachelor of Administration and E-commerce degree. He brings more than seven years of experience in administration and company secretary positions.

Before joining Mycliks, Mr. Rajiv served as the Assistant Secretary at American Express Global, where he performed the administrative roles for more than five years and as an Assistant Manager in TGV Cinemas Malaysia for three years responsible in daily operation and sales.

He has been responsible for maintaining Company’s official documentation process include contracts, agreements and maintaining a filing system. Mr. Rajiv possesses team working skills, negotiation skills and excellent communication, customer and relationship-building skills and he has been contributing the Company with organization and time management skills as well.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

28

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of three (3) members, out of which two (2) directors are executive directors and who do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no immediate plans to list on the NASDAQ Global Market). The third non-executive director is an independent director. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our directors that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than Mr. Danial and Mr. Thaewendran being brothers, there are no other family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY

No officer or director has received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director nor is any compensation owned to any officer or director as of date hereto. The Company intends to begin to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.

29

 Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we may adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2018, we had issued an aggregate of 18,696,775 shares of our common stock to our Officers and Directors for aggregate consideration of $128,468.

The following table sets forth the information regarding the beneficial ownership of our common stock as of March 31, 2018 for our Officers and Directors and group or affiliated persons to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 26,549,375 shares of our common stock issued and outstanding as of March 31, 2018. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

All figures in this table assume the issuance and subsequent disposition of all shares. The percentage in the column “Percentage of Share Owned Before Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 26,549,375 as of March 31, 2018:

Name and address of Beneficial Owners (1)	Number of Common Shares before Offering	Percentage of Ownership before Offering	Percentage of Ownership after Offering

Danial Bin Marnokaran Abdullah	15,896,775	59.88%	50.39%
Thaewendran Marnokaran	1,800,000	6.78%	5.71%
Rajiv Pushpanathan	1,000,000	3.77%	3.17%
Officers and Directors (3 persons)	18,696,775	70.42%	59.26%

		Number of Shares	Percentage of Outstanding Preferred Shares
Name and Address (1)	Title of Class	Beneficially Owned	Prior to Offering	After Offering
Danial Bin Marnokaran Abdullah	Series A Preferred *	1,000,000	100%	100%

*  Series A Preferred are entitled to 50 non-cumulative votes per share on all matters presented to stockholders for action. As a result, on a vote per share basis, 1,000,000 Series A Preferred Shares, which represent approximately 65% and 61% voting percentage Before and After the offering, respectively.

(1) The addresses for each person listed in the tables above are as follows:

Danial Bin Marnokaran Abdullah; No 9, Jalan Malim 5A, Taman Malim, 35900 Tanjung Malim, Perak, Malaysia

Thaewendran Marnokaran; No 36, Jalan Selat 1B, Taman Sri Bernam, 35900 Hulu Bernam, Selangor, Malaysia

Rajiv Pushpanathan; No 38, Lorong 23, Taman Gurun Jaya, 08300 Gurun, Kedah, Malaysia

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration, statement have been audited by Farber Hass Hurley, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by The Law Offices of Barnett & Linn, Calabasas, California. Mr. Barnett, a principal in the firm, owns 100,000 shares of the Company’s common stock, which represents less than one percent of the issued and outstanding common stock of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

KCCW Accountancy Corp., is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

31

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

UNAUDITED CONDENSED FINANCIAL STATEMENT

FOR THE THREE MONTHS ENDED

MARCH 31, 2018

INDEX TO FINANCIAL STATEMENTS

Condensed Balance Sheets as of March 31, 2018 (Unaudited) and December 31, 2017	33

Condensed Statement of Operations for the Three Months Ended March 31, 2018 (Unaudited)	34

Condensed Statement of Cash Flows for the Three Months Ended March 31, 2018 (Unaudited)	35

Notes to Unaudited Condensed Financial Statements	36

32

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

CONDENSED BALANCE SHEETS

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Current Assets
Cash	$109,262	$100
Accounts receivable	64,227	-
Prepaid deposit	2,187	2,187
Total Current Assets	175,676	2,287

Software cost, net	38,281	41,761
Total Assets	$213,957	$44,048

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$38,000	$-
Accrued expenses	10,564	783
Loan payable - Officer	-	1,000
Total Current Liabilities	48,564	1,783

Total Liabilities	48,564	1,783

Commitments and contingencies

Stockholders' Equity
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized; Class A Convertible Preferred Stock - 1,000,000 and 0 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,000	-
Common stock, $0.001 par value, 70,000,000 shares authorized; 26,549,375 shares and 20,577,150 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	26,549	20,577
Additional paid in capital	190,304	114,994
Stock subscriptions receivable	(6,100)	(66,587)
Accumulated deficit	(46,360)	(26,719)
Total Stockholders' Equity	165,393	42,265

Total Liabilities and Stockholders' Equity	$213,957	44,048

The accompanying notes are an integral part of these unaudited condensed financial statements.

33

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

CONDENSED STATEMENT OF OPERATIONS

For the three months ended March 31, 2018
(Unaudited)

Revenue:
Direct Sales Revenue	$32,138
Consulting Service Revenue	1,227
Total Revenue	33,365

Cost of Revenue	-

Gross Profit	33,365

Operating Expenses
Advertising and marketing	14,756
Amortization of software	3,480
General and administrative expenses	34,770
Total Operating Expenses	53,006

Loss from Operations Before Income Tax	(19,641)

Provision for income tax	-

Net Loss	$(19,641)

Basic and Diluted Net Loss Per Share	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	22,886,246

The accompanying notes are an integral part of these unaudited condensed financial statements.

34

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

CONDENSED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2018
(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(19,641)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of software costs	3,480
Changes in operating assets and liabilities:
Increase in accounts receivable	(64,227)
Increase in accounts payable	38,000
Increase in accrued expenses	9,781
Net cash used in operating activities	(32,607)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	44,799
Issuance of common shares for expenditures advanced by Founder/Officer	31,483
Proceeds from subscriptions receivable	65,487
Net cash provided by financing activities	141,769

Net increase in cash	109,162

Cash, beginning of the period	100

Cash, end of the period	$109,262

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosures of non-cash investing and financing activities:
Common stock subscriptions receivable	$5,000
Loan payable to Officer settled for Class A Convertible Preferred Stock	$1,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

35

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

Notes to Condensed Financial Statements

March 31, 2018

(Unaudited)

NOTE 1: NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, and “Mycliks” shall mean Mycliks Inc., a California corporation.

VRDT Holdings, Inc. was incorporated under the laws of the state of California on October 25, 2017 (Inception Date). VRDT Holdings, Inc. changed its name to Mycliks Inc. on August 8, 2018. The Company is a technology company building a high-tech e-commerce platform to promote handicrafts and rural businesses globally. The Company’s principal activities are to offer a unique platform via the Company’s website “Myclicks.com”, to market creative handmade and handicraft products of global artistic value and facilitate entrepreneurs to sell their products beyond their local markets place. The Company is expanding its business strategies to be one of a successful technology player globally through its future forecasts and projects that were concentrating on technology platforms and apps.

Going Concern

The Company has faced significant liquidity shortages as shown in the accompanying financial statements. As of March 31, 2018,  the Company recorded a net loss of $19,641 for the three months ended March 31, 2018 and has an accumulated deficit of $46,360 from October 25, 2017 (Inception Date) to March 31, 2018. Net cash used in operating activities for the three months ended March 31, 2018 was $32,607. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Although the Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to raise capital from private placements and further expand the Company’s operations to continue its growth. During the three months ended March 31, 2018, the President/Chief Executive Officer (the “Officer”) advanced $31,483 for the Company’s expenditures and subsequently received 3,148,325 shares of its restricted common stock as capital contribution as of March 31, 2018. The Company also issued 2,323,900 shares of its restricted common stock at $0.01 to $0.50 per share to investors for $44,799 during the same period. and recorded a subscriptions receivable of $5,000 at March 31, 2018. The Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors. Given the liquidity and credit constraints in the markets, the business may suffer, should the Company not able to obtain credit from the financial institutions or sale of its common stock in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

Unaudited Interim Condensed Financial Information

The accompanying condensed financial statements and related financial information should be read in conjunction with the audited financial statements and the related notes thereto for the year ended December 31, 2017, included elsewhere here in this filing.

36

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and Rule 10-01 of Regulation S-X. They do not include all information and notes required by GAAP for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the Notes to Financial Statements included elsewhere here in this filing.

In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with GAAP in the United States of America  requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts receivables, valuation of long-lived assets, accounts payable and accrued expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company has evaluated the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In June 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326)." The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

37

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3:  SOFTWARE COST

The Company purchased a customized software from a third party for $41,761 to generate future revenues for the Company. The customized software is recorded at cost. Management has estimated the useful life of the software to be three (3) years.

	March 31, 2018	December 31, 2017
	(Unaudited)
Software cost	$41,761	$41,761
Less: Accumulated amortization	(3,480)	-
	$38,281	$41,761

Amortization expense of software cost for the three months ended March 31, 2018 was $3,480 since the software was not placed in service until January 2018.

38

NOTE 4: ACCRUED EXPENSES

Accrued expenses consist of:

	March 31, 2018	December 31, 2017
	(Unaudited)
Consulting fees	$9,410	$-
Legal and professional fees	-	783
Rent	1,154	-
	$10,564	$783

NOTE 5 – RELATED PARTY TRANSACTIONS

On February 15, 2018, the Company issued to the Officer 1,000,000 shares of Class A Convertible Preferred Stock, valued at par value of $0.001, in exchange for a loan payable to the Officer of $1,000.

During the three months ended March 31, 2018, the Officer made cash payments of $31,483 to the vendors for the Company’s expenditures. Amount due to the Officer was unsecured, non-interest bearing and due on demand without specific repayment terms. On March 11, 2018, the Company issued to the Officer 3,148,325 shares of common stock at $0.01 per share for the repayment of $31,483 of additional advances made by the Officer for the Company’s expenditures.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases an office facility and executed an operating lease on November 20, 2017 for a fixed monthly rent of $1,036 through November 30, 2018. The Company paid a security deposit of one month rent and access cards deposit totaling $1,981.

The Company leases an office facility and executed an operating lease on November 10, 2017 for a fixed monthly rent of $206 through November 30, 2018. The Company paid a security deposit of one month rent of $206.

The Company recorded rent expense of $4,180 for the three months ended March 31, 2018. Future minimum lease commitments of the Company for the remaining term of the leases as of March 31, 2018 are $9,385.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 7: STOCKHOLDERS’ EQUITY

The Company’s capitalization at March 31, 2018 was 70,000,000 authorized common shares and 5,000,000 authorized preferred shares, both with a par value of $0.001 per share.

39

Common Stock

On November 2 and December 29, 2017, the Company issued 6,500,000 shares and 6,248,450 shares of restricted common stock to the Founder/President of the Company at par value of $0.001 per share and at $0.01 per share, respectively, for repayment of $68,985 of advances made by the Founder/President for the Company’s expenditures.

On November 2, 2017, the Company issued 1,300,000 shares of restricted common stock to third party consultants and a software vendor at par value of $0.001 per share for a total of $1,300.

On December 29, 2017, the Company issued 1,800,000 shares of restricted common stock to our director/Chief Financial Officer at $0.01 per share for cash proceeds of $18,000. In addition, the Company issued 4,728,700 shares of restricted common shares at $0.01 per share to 23 individuals for gross proceeds of $47,287.

On January 31, 2018, the Company issued to 21 investors 2,279,900 shares of common stock at $0.01 per share for total gross proceeds of $22,799.

On March 11, 2018, the Company issued to our President 3,148,325 shares of common stock at $0.01 per share for repayment of $31,483 of additional advances made by our President for the Company’s expenditures. The Company also issued to an investor on the same day 500,000 shares of common stock at $0.01 per share and received gross proceeds of $5,000.

On March 21, 2018, the Company issued to an investor 10,000 shares of common stock at $0.50 per share and received gross proceeds of $5,000.

On March 24, 2018, the Company issued 34,000 shares of restricted common stocks at $0.50 per share to an investor for gross proceeds of $17,000.

Total stock subscriptions receivable amounted to $6,100 and $66,587 at March 31, 2018 and December 31, 2017, respectively.

As a result of all common stock issuances, total issued and outstanding shares of common stock was 26,549,375 and 20,577,150 shares at March 31, 2018 and December 31, 2017, respectively.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Series A Convertible Preferred Stock

Shares of Series A Convertible Preferred Stock do not rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Series A Convertible Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine before any dividend is paid on common stock. Holders of Series A Convertible Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire or could discourage or delay a third party from acquiring, a majority of our outstanding stock. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder, at a conversion rate of one (1) share of common stock for each one (1) share of Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock are not entitled to preemptive rights nor are they redeemable by the Company.

On February 15, 2018, the Company issued 1,000,000 shares of Series A Convertible Preferred Stock to its Officer at its par value of $0.001 per share for $1,000. The Officer settled the payment for the purchase of Series A Convertible Preferred Stock against the $1,000 loan payable to the Officer previously recorded as of December 31, 2017.

Total issued and outstanding shares of Series A Convertible Preferred Stock was 1,000,000 shares and none at March 31, 2018 and December 31, 2017, respectively.

NOTE 8: SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 13, 2018, the date which the condensed financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2018 have been incorporated into these condensed financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

On August 8, 2018, the VRDT Holdings Inc. changed the name of the Company to Mycliks Inc.

40

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

FINANCIAL STATEMENTS

FOR THE PERIOD OCTOBER 25, 2017 (INCEPTION DATE)

DECEMBER 31, 2017

41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Mycliks Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mycliks Inc. (the “Company”) as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 25, 2017 (Inception) to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from October 25, 2017 (Inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had not generated any revenues since inception. The Company has incurred significant liquidity shortages, operating losses and accumulated deficits. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

/s/ KCCW Accountancy Corp.

Los Angeles, California

August 13, 2018

42

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

BALANCE SHEET

December 31, 2017
ASSETS
Current Assets
Cash	$100
Prepaid deposit	2,187
Total Current Assets	2,287

Software cost	41,761
Total Assets	$44,048

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued expenses	$783
Loan payable - Officer	1,000
Total Current Liabilities	1,783

Total Liabilities	1,783

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; None issued and outstanding at December 31, 2017	-
Common stock, $0.001 par value, 70,000,000 shares authorized; 20,577,150 shares issued and outstanding at December 31, 2017	20,577
Additional paid in capital	114,994
Stock subscriptions receivable	(66,587)
Accumulated deficit	(26,719)
Total Stockholders' Equity	42,265

Total Liabilities and Stockholders' Equity	$44,048

The accompanying notes are an integral part of these financial statements.

43

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

STATEMENT OF OPERATIONS

Since October 25, 2017 (Inception) to December 31, 2017

Revenues, net	$-

Operating Expenses
Computer expenses	16,677
Legal and professional fees	8,283
Other general and administrative expenses	1,759
Total Operating Expenses	26,719

Loss from Operations Before Income Tax	(26,719)

Provision for income tax	-

Net Loss	$(26,719)

Basic and Diluted Net Loss Per Share	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	8,225,905

The accompanying notes are an integral part of these financial statements.

44

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional	Subscriptions	Accumulated
	Number	Amount	Paid-in Capital	Receivable	Deficit	Total
Balance - 10/25/2017 (Inception Date)	-	$-	$-	$-	$-	$-
Shares issued to Founder/Officer for repayment of expenditures advanced by Founder/Officer	12,748,450	12,748	56,236	-	-	68,984
Issuance of common stock to employees, related parties and non-affiliated investors	7,828,700	7,829	58,758	(66,587)	-	-

Net loss	-	-	-	-	(26,719)	(26,719)
Balance - December 31, 2017	20,577,150	$20,577	$114,994	(66,587)	$(26,719)	$42,265

The accompanying notes are an integral part of these financial statements.

45

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

STATEMENTS OF CASH FLOWS

Since October 25, 2017 (Inception) to December 31, 2017
Cash Flows from Operating Activities:
Net loss	$(26,719)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in prepaid deposits	(2,187)
Increase in accrued expenses	782
Net cash used in operating activities	(28,124)

Cash Flows from Investing Activities:
Purchase of software	(41,761)
Net cash used in investing activities	(41,761)

Cash Flows from Financing Activities:
Issuance of common shares for expenditures advanced by Founder/Officer	68,985
Proceeds from loan from founder/officer	1,000
Net cash provided by financing activities	69,985

Net increase in cash and cash equivalents	100

Cash, beginning of the period	-

Cash, end of the period	$100

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosures of non-cash investing and financing activities:
Common stock subscriptions receivable	$66,587

The accompanying notes are an integral part of these financial statements.

46

MYCLIKS INC.

(Formerly VRDT Holdings Inc.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 1: NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, and “Mycliks shall mean Mycliks Inc., a California corporation.

VRDT Holdings, Inc. was incorporated under the laws of the state of California on October 25, 2017 (Inception Date). VRDT Holdings, Inc. changed its name to Mycliks Inc. on August 8, 2018.The Company is a technology company building a high-tech e-commerce platform to promote handicrafts and rural businesses globally. The Company’s principal activities are to offer a unique platform via the Company’s website “Myclicks.com”, to market creative handmade and handicraft products of global artistic value and facilitate entrepreneurs to sell their products beyond their local markets place. The Company is expanding its business strategies to be one of a successful technology player globally through its future forecasts and projects that were concentrating on technology platforms and apps.

Going Concern

The Company has faced significant liquidity shortages as shown in the accompanying financial statements. As of December 31, 2017,  the Company recorded a net loss of $26,719 from October 25, 2017 (Inception Date) to December 31, 2017 and has an accumulated deficit of $26,719 as of that date. Net cash used in operating activities from the Inception Date to December 31, 2017 was $28,124. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Although the Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to raise capital from private placements and further expand the Company’s operations to continue its growth. During the period from Inception Date to December 31, 2017, the President/Chief Executive Officer ( the “Officer”) advanced $69,985 for the Company’s expenditures and subsequently received 12,748,450 shares of its restricted common stock, of which $68,985 was recorded as capital contribution and $1,000 as loan from officer as of December 31, 2017. The Company also issued 1,300,000 shares of its restricted common stock at $0.001 par value per share to third party consultants and a software vendor for $1,300, 1,800,000 shares of restricted common stock at $0.01 per share to our director/Chief Financial Officer for $18,000, and 4,728,700 shares of restricted common stock at $0.01 per share to 23 individuals for $47,287. Net cash proceeds of $65,387 were received from those share issuances by the Company subsequent to December 31, 2017. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts receivables, valuation of long-lived assets, accounts payable and accrued liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2017.

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Accounts Receivable

Accounts receivable represent revenues earned from the sale of handmade and handicraft products to its customers for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expect to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay. The Company did not record any revenues and accounts receivable from the sale of its products from the Inception Date to December 31, 2017.

Intangible Assets

Intangible assets mainly consist of software (see Note 3). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the period from Inception Date to December 31, 2017.

Leases

Lease agreements are evaluated to determine if they are capital leases meeting any of the following criteria at inception: (a) Transfer of ownership; (b) Bargain purchase option; (c) The lease term is equal to 75 percent or more of the estimated economic life of the leased property; (d) The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

If at its inception a lease meets any of the four lease criteria above, the lease is classified by the lessee as a capital lease; and if none of the four criteria are met, the lease is classified by the lessee as an operating lease.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accrued expenses and short- term advances payable to an officer. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2017 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

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Revenue Recognition

The Company's revenue recognition policy is based on the revenue recognition criteria established under the Financial Accounting Standards Board – Accounting Standards Codification (ASC) 606 “Revenue Recognition Standard” which has established a five-step process to govern contract revenue and satisfy each element is as follows: (1) Identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as you satisfy a performance obligation. The Company records the revenue once all the above steps are completed.

Direct Sales

The Company records revenues from direct sales as an agent pursuant to the guidance established by Accounting Standards Update (“ASU”) 2016-08. Direct sales revenue is primarily derived from selling handmade and handicraft products through the Company’s website “Myclicks.com”. Products are either directly shipped out from third-party merchants or picked up by customers at location designated by third-party merchants. The guidance states that an entity is a principal if the entity controls the specified goods or services before those goods and services are transferred to the customer. If the entity does not control the goods or services before they are transferred to the customer, then the entity is deemed as an agent in the transaction.

Direct sales revenue is recorded on a net basis as the purchase price received from the customer for the products less the portion of the purchase price that is payable to the featured merchant. Revenue is presented on a net basis because the Company is acting as a marketing agent of the merchant in those transactions.

Direct sales revenue is recognized when the customer purchases a product, the product has been delivered to the purchaser by the merchant. At that time, the Company's obligations to the merchant, for which it is serving as a marketing agent, are substantially complete. The Company's remaining obligations, which are limited to remitting payment to the merchant and continuing to make available on its website information about products sold that was previously provided to the merchant, are inconsequential and perfunctory administrative activities.

Consulting Service Revenue

The Company generates revenues by providing consulting and business advisory services by educating customers and assisting them to get to online platform, content marketing and search engine optimization training and other professional services to enable them to become independent digital entrepreneur. The Company recognizes consulting service revenue in the period in which the services are completed.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. Net deferred income tax assets were $0 as of December 31, 2017.

The Company follows the provisions of ASC 740, “Income Taxes”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. The Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year. At December 31, 2017, management considered that the Company had no uncertain tax positions and will continue to evaluate for uncertain positions in the future.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of Class A and B warrants, convertible preferred stock and convertible debentures. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company did not have any convertible notes, options or warrants available for conversion that if exercised, may dilute its earnings per share at December 31, 2017.

49

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash in bank and financial institution deposits that has not exceeded federally insured limits at December 31, 2017. The Company has not experienced any losses in such accounts through December 31, 2017.

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company has evaluated the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In June 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326)." The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3: SOFTWARE COST

The Company purchased a customized software from a third party for $41,761 to generate future revenues for the Company. The customized software is recorded at cost. Management has estimated the useful life of the software to be three (3) years. The Company did not record any amortization expense during the period from Inception Date to December 31, 2017, since the software was not placed in service until January 2018.

NOTE 4: ACCRUED EXPENSES

Accrued expenses for the year ended December 31, 2017 is summarized as follows.

December 31, 2017
Legal & professional fees	$783
Total Accrued Expense	$783

NOTE 5: RELATED PARTY TRANSACTIONS

The Company issued to the Officer 6,500,000 shares of common stock valued at the par value of $0.001 and received cash contribution of $6,500. The Officer made cash advances of $63,485 to the Company for its working capital requirements from the Inception Date to December 31, 2017.  Amount payable to the Officer was unsecured, non-interest bearing and due on demand without specific repayment terms. On December 29, 2017, the Company issued 6,248,450 shares of common stock to the Officer at $0.01 per share for repayment of $62,485 of advances made by the Officer for the Company’s expenditures. Loan payable to officer was $1,000 at December 31, 2017.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases an office facility and executed an operating lease on November 20, 2017 for a fixed monthly rent of $1,036 through November 30, 2018. The Company paid a security deposit of one month rent and access cards deposit totaling $1,981.

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The Company leases an office facility and executed an operating lease on November 10, 2018 for a fixed monthly rent of $206 through November 30, 2018. The Company paid a security deposit of one month rent of $206.

Future minimum lease commitments of the Company are $12,137 as of December 31, 2017. The Company recorded rent expense of $1,760 since Inception Date to December 31, 2017.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 7: STOCKHOLDERS’ EQUITY

The Company’s capitalization at December 31, 2017 was 70,000,000 authorized common shares and 5,000,000 authorized preferred shares, both with a par value of $0.001 per share.

Common Stock

On November 2 and December 29, 2017, the Company issued 6,500,000 shares and 6,248,450 shares of restricted common stock to the Founder/Officer of the Company at par value of $0.001 per share and at $0.01 per share, respectively, for repayment of $68,985 of advances made by the Founder/Officer for the Company’s expenditures.

On November 2, 2017, the Company issued 1,300,000 shares of restricted common stock to third party consultants and a software vendor at par value of $0.001 per share for a total of $1,300.

On December 29, 2017, the Company issued 1,800,000 shares of restricted common stock to our director/Chief Financial Officer at $0.01 per share for cash proceeds of $18,000. In addition, the Company issued 4,728,700 shares of restricted common shares at $0.01 per share to 23 individuals for gross proceeds of $47,287.

The Company recorded $66,587 as stock subscriptions receivable at December 31, 2017 from the above share issuances, $65,387 of which was received subsequent to December 31, 2017 as of the date of this report.

As a result of all common stock issuances, the total issued and outstanding shares of common stock was 20,577,150 shares at December 31, 2017.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Series A Preferred Stock

Shares of Series A Preferred Stock do not rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine before any dividend is paid on common stock. Holders of Series A Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire or could discourage or delay a third party from acquiring, a majority of our outstanding stock. Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a conversion rate of one (1) share of common stock for each one (1) share of Series A Preferred Stock. The shares of Series A Preferred Stock are not entitled to preemptive rights nor are they redeemable by the Company.

The Company did not issue any Preferred Stock since the Inception Date to December 31, 2017.

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NOTE 8: INCOME TAX

Income tax expense for the year ended December 31, 2017 is summarized as follows.

December 31, 2017
Deferred:
Federal	$(9,084)
State	(1,559)
Change in valuation allowance	10,643
Income tax expense (benefit)	$-

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

December 31, 2017
Book income (loss)	34.00%
State taxes	5.83%
Enactment of Tax Cuts and Jobs Act	-11.85%
Valuation allowance	-27.98%
Tax expense at actual rate	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2017 is as follows:

December 31, 2017
Deferred tax assets:
Net operating loss carryforward	$7,477
Other	-
Total gross deferred tax assets	7,477
Less: valuation allowance	(7,477)
Net deferred tax assets	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Tax Cuts and Jobs Act (“TCJA”) was enacted on December 22, 2017 and reduced the U. S. federal corporate income tax rate to 21.00% effective January 1, 2018. As such the Company has recorded a decrease in deferred tax assets and valuation allowance of $3,166 for the year ended December 31, 2017.

The staff of the US Securities and Exchange Commission (SEC) has recognized the complexity of reflecting the impacts of the TCJA, and on December 22, 2017 issued guidance in Staff Accounting Bulletin 118 (“SAB 118”) which clarifies accounting for income taxes under ASC 740 if information is not yet available or complete and provides for up to a one-year period in which to complete the required analyses and accounting (the measurement period). SAB 118 describes three scenarios (or “buckets”) associated with a company’s status of accounting for income tax reform: (1) a company is complete with its accounting for certain effects of tax reform, (2) a company is able to determine a reasonable estimate for certain effects of tax reform and records that estimate as a provisional amount, or (3) a company is not able to determine a reasonable estimate and therefore continues to apply ASC 740, based on the provisions of the tax laws that were in effect immediately prior to the TCJA being enacted. The Company has completed the required analysis and accounting for substantially all the effects of the TCJA's enactment and have made a reasonable estimate as to the other effects and have reflected the measurement and accounting of the effects in the 2017 financial statements. In accordance with SAB 118, adjustments, if any, to any provisional amounts will be recorded in 2018. The Company did not identify any effects related to the TCJA for which they were not able to either complete the required analysis or make a reasonable estimate.

At December 31, 2017, the Company had net operating losses of approximately $26,700 for U.S. federal and California income tax purposes available to offset future taxable income, limited to 80% of taxable income, expiring on various dates through 2035. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the year ended December 31, 2017 was an increase of $10,643.

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In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2017, tax year 2017 remains open for examination by the IRS and California. The Company has received no notice of audit from the Internal Revenue Service or California for the open tax year.

NOTE 9: SUBSEQUENT EVENTS

On January 31, 2018, the Company issued to 21 investors 2,279,900 shares of common stock at $0.01 per share for total gross proceeds of $22,799.

On March 11, 2018, the Company issued to our President 3,148,325 shares of common stock at $0.01 per share for repayment of $31,483 of additional advances made by our President for the Company’s expenditures. The Company also issued to an investor on the same day 500,000 shares of common stock at $0.01 per share and received gross proceeds of $5,000.

On March 21, 2018, the Company issued to an investor 10,000 shares of common stock at $0.50 per share and received gross proceeds of $5,000.

On March 24, 2018, the Company issued 34,000 shares of restricted common stocks at $0.50 per share to an investor for gross proceeds of $17,000.

Management has evaluated subsequent events through August 13, 2018, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2017 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

On August 8, 2018, VRDT Holdings Inc. changed the name of the Company to Mycliks Inc.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

MYCLIKS INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Registration Fees		$622.50
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Miscellaneous Costs

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the California Corporations Code, as amended from time to time (the “California Corporate Law”), indemnify all of our directors and officers. Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

As of March 31, 2018, we have issued and sold the following securities without registration:

Common Stock

On November 2 and December 29, 2017, the Company issued 6,500,000 shares and 6,248,450 shares of restricted common stock to the Founder/President of the Company at par value of $0.001 per share and at $0.01 per share, respectively, for repayment of $68,985 of advances made by the Founder/President for the Company’s expenditures.

On November 2, 2017, the Company issued 1,300,000 shares of restricted common stock to third party consultants and a software vendor at par value of $0.001 per share for a total of $1,300.

On December 29, 2017, the Company issued 1,800,000 shares of restricted common stock to our director/Chief Financial Officer at $0.01 per share for cash proceeds of $18,000. In addition, the Company issued 4,728,700 shares of restricted common shares at $0.01 per share to 23 individuals for gross proceeds of $47,287.

On January 31, 2018, the Company issued to 21 investors 2,279,900 shares of common stock at $0.01 per share for total gross proceeds of $22,799.

On March 11, 2018, the Company issued to our President 3,148,325 shares of common stock at $0.01 per share for repayment of $31,483 of additional advances made by our President for the Company’s expenditures. The Company also issued to an investor on the same day 500,000 shares of common stock at $0.01 per share and received gross proceeds of $5,000.

On March 21, 2018, the Company issued to an investor 10,000 shares of common stock at $0.50 per share and received gross proceeds of $5,000.

On March 24, 2018, the Company issued 34,000 shares of restricted common stocks at $0.50 per share to an investor for gross proceeds of $17,000.

Preferred Stock

On February 15, 2018, the Company issued 1,000,000 shares of Series A Convertible Preferred Stock to its CEO/President, Mr. Danial MA as the founder in consideration of settlement of vendor payments made by the Officer, valued at par of $1,000.  Holders of Series A Convertible Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action.

All of the common and preferred shares were sold pursuant to exemptions from registration under Section 4(2), Reg. D and/or Reg. S of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. No general advertising or solicitation was used. And the investors were purchasing the Shares for investment purposes only, without a view to resale. All issued securities were affixed with appropriate legends restricting sales and transfers.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

3.1	Articles of Incorporation and Amendment
3.2	By-laws
5.0*	Opinion of Counsel on legality of securities being registered
10.1	Lease Agreements
23.1	Consent of Independent PCAOB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

* To be filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in 14th day, on August 2018.

MYCLIKS INC.
(Registrant)

By:	/s/ Danial Marnokaran Abdullah
Name:	Danial Marnokaran Abdullah
Title:	President and CEO (Principal Executive Officer)

By:	/s/ Thaewendran Marnokaran Name: Thaewendran Marnokaran Title: Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Danial Marnokaran Abdullah	President, CEO	August 14, 2018

/s/ Rajiv Pushpanathan	Secretary	August 14, 2018

/s/ Thaewendran Marnokaran	Director, CFO	August 14, 2018

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3.1	Articles of Incorporation and Amendment
3.2	By-laws
5.0*	Opinion of Counsel on legality of securities being registered
10.1	Lease Agreements
23.1	Consent of Independent PCAOB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

* To be filed

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